Exhibit 99.1

FIRST QUARTER 2025 EARNINGS RELEASE

May 8, 2025

NEXSTAR MEDIA GROUP REPORTS FIRST QUARTER NET REVENUE OF $1.23 BILLION

Q1 Net Revenue Drives Net Income of $97 Million, Adjusted EBITDA of $381 Million, Net Cash Provided by Operating Activities of $337 Million and Adjusted Free Cash Flow of $348 Million

Record First Quarter Distribution Revenue

Quarterly Return of Capital to Shareholders of $132 Million

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

“Nexstar delivered solid first quarter Net Revenue, Adjusted EBITDA, and Adjusted Free Cash Flow, driven by record first quarter distribution revenue and disciplined expense management. As the nation’s largest local broadcaster, we strategically use our scale to drive strong operating results and cash flow and facilitate organic growth initiatives as we further elevate The CW and NewsNation to top-tier networks. During the quarter we deployed our Adjusted Free Cash Flow to repay debt, pay dividends, repurchase stock and – what we hope to be an increasing use of our strong balance sheet – make an acquisition. For the balance of 2025, we remain focused on renewing distribution contracts representing approximately 60% of our subscriber base in total for the year, continuing our path towards profitability at The CW, preparing for the 2026 political cycle, and pursuing deregulation.”

2025 First Quarter Financial Summary

($ in millions)	Three Months Ended March 31,
	2025	2024	% Change
Distribution	$762	$761	0.1
Advertising	460	512	(10.2)
Other	12	11	9.1
Net Revenue	$1,234	$1,284	(3.9)

Net Income	$97	$167	(41.9)
% Margin(1)	7.9%	13.0%	(5.1)

Adjusted EBITDA(2)	$381	$452	(15.7)
% Margin(1)	30.9%	35.2%	(4.3)

Net Cash Provided by Operating Activities	$337	$276	22.1

Adjusted Free Cash Flow(2)	$348	$389	(10.5)

(1)
Net Income margin is Net Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.
(2)
Changes were made to these definitions in the third quarter of 2024. Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website nexstar.tv.

1	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Company and Business Highlights

•
Raised the quarterly cash dividend by 10% to $1.86 per share of its common stock, marking the Company’s twelfth consecutive annual dividend increase and representing a 4.8% yield based on yesterday’s closing price, placing Nexstar in the 91st percentile of all S&P 400 companies.
•
Significantly improved viewership for key sports and sports-related properties airing on The CW this year versus last year highlighting the reach and strength of broadcast television. NASCAR Xfinity Series average viewership per race for the first eleven races of the year through April 26, 2025 increased 19% year-over-year and WWE NXT average viewership for the first quarter also increased 19% year-over-year.
•
Increased sports programming at The CW by adding Grand Slam Track, the professional track competition launched in 2024 by four-time Olympic Champion Michael Johnson; Saturday night matches for AVP, the Association of Volleyball Professionals, from Memorial Day through Labor Day; and, the 4th Annual Men’s HBCU All-Star Basketball Game; and, at Nexstar, by entering into a partnership with the Texas Rangers to air at least 15 regular season and four spring training games across 17 Nexstar owned and partner television stations in Texas, Oklahoma, Arkansas and Louisiana.
•
Created a new duopoly in the nation’s 19th largest television market through the January 2025 acquisition of WBNX-TV/TV55 in Cleveland, Ohio. WBNX will become an affiliate of The CW on September 1, 2025.

Financial Results

•
Net Revenue. First quarter net revenue of $1.23 billion, decreased $50 million year-over-year, or 3.9%, primarily due to reduced political advertising revenue.
•
Distribution Revenue. Record first quarter distribution revenue of $762 million, increased $1 million, or 0.1%, over the comparable prior year quarter. Distribution revenue growth primarily reflects annual rate escalators and other contractual increases, growth in vMVPD subscribers, and the addition of CW affiliations on certain of our stations, which more than offset the impact of MVPD subscriber attrition.
•
Advertising Revenue. First quarter advertising revenue of $460 million, decreased $52 million, or 10.2%, over the comparable prior year quarter, primarily reflecting a $32 million decrease in political advertising to $6 million, as well as a $20 million reduction in non-political advertising revenue due to advertising market softness.
•
Net Income. First quarter net income of $97 million decreased $70 million compared to the prior year quarter, primarily reflecting lower revenue, increased amortization of broadcast rights due to increased sports programming at The CW, a Q1 2024 non-recurring $40 million gain on the sale of our ownership interest in BMI, and reduced income from equity investments related to the performance of the TV Food Network LLC (“TVFN”) in which we have a 31.3% interest, offset, in part, by lower interest expense, income tax and operating expenses. Net Income margin decreased to 7.9% from 13.0% in the comparable prior year period.

2	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Financial Results (cont’d)

•
Adjusted EBITDA. First quarter Adjusted EBITDA of $381 million, decreased $71 million, or 15.7%, compared to the prior year quarter primarily reflecting lower revenue, reduced income from equity method investments from TVFN primarily related to lower revenue, and higher amortization of broadcast rights as a result of increased sports programming at The CW in the quarter versus the prior year. The decrease was offset, in part, by lower operating expenses resulting from our recent restructuring initiatives. Adjusted EBITDA margin was 30.9% compared to 35.2% in the prior year period.
•
Net Cash Provided by Operating Activities. First quarter Net Cash Provided by Operating Activities of $337 million, increased $61 million, or 22.1%, compared to the prior year quarter, due primarily to changes in operating assets and liabilities primarily reflecting the timing of receipts and payments, offset, in part, by a reduction in net income excluding gain on sale of assets and other non-cash items.
•
Adjusted Free Cash Flow. First quarter Adjusted Free Cash Flow of $348 million, decreased $41 million, or 10.5%, compared to the prior year quarter, due primarily to reduced Net Cash Provided by Operating Activities net of the impact of changes in working capital and the reduction to zero of cash contributions from our partners in The CW, offset, in part, by lower capital expenditures.

Capital Allocation

•
In the first quarter of 2025, the Company used cash on hand and cash flow from operations to repay $31 million of debt, acquire WBNX in Cleveland, Ohio for $22 million, pay $57 million in dividends, and repurchase 441,164 shares of Nexstar’s common stock at an average price of approximately $169.99 per share for a total of $75 million.

($ in millions, shares in thousands)	Three Months Ended March 31,
	2025	2024
Cash Used For
Debt repayment	$31	$30
Acquisitions	22	-
Stockholder return	132	168
Common stock dividends	57	57
Stock repurchases	75	111
Shares Outstanding
End of period	30,358	33,038
Less: Beginning of period	30,621	33,601
Change in shares outstanding	(263)	(563)
% Change	(0.9%)	(1.7%)

3	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Debt, Cash and Leverage

•
As of March 31, 2025, the consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, was $6.5 billion, including senior secured debt of $3.8 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which exclude The CW Network’s operations and cash balance. As of March 31, 2025, The CW Network had $20 million of cash on its balance sheet.
‒
As of March 31, 2025, the Company’s first lien net leverage ratio was 1.67x compared to a covenant of 4.25x and its total net leverage ratio was 2.93x.
•
The table below summarizes the Company’s cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of March 31, 2025 and December 31, 2024.

($ in millions)	March 31, 2025	December 31, 2024
Cash on Hand	$253	$144
Revolving Credit Facilities	$62	$62
First Lien Term Loans	3,722	3,750
5.625% Senior Unsecured Notes due 2027	1,716	1,716
4.75% Senior Unsecured Notes due 2028	995	995
Total Debt	$6,495	$6,523

First Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13752833 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

4	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

5	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Definitions and Disclosures Regarding Non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus or (minus): transaction, other one-time and restructuring expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction, other one-time and restructuring expenses, changes in operating assets and liabilities, net of acquisitions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit), (payments) for capitalized software obligations, proceeds from disposal of assets and insurance recoveries and other expense (income), cash contribution from (distribution to) noncontrolling interests and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

6	• • • • • • • • • • • • • • • • • • • • • • • • • •

Nexstar
MEDIA GROUP, INC.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America's largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar's national television properties include The CW, America's fifth major broadcast network, NewsNation, our national news network providing "News for All Americans," popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company's portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv

Investor Contacts:	Media Contact:
Lee Ann Gliha EVP and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

7	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenue	$1,234	$1,284

Operating expenses:
Direct operating	551	548
Selling, general and administrative	205	217
Corporate	52	55
Depreciation and amortization	205	190
Other	1	(1)
Total operating expenses	1,014	1,009
Income from operations	220	275
Income from equity method investments, net	8	19
Interest expense, net	(97)	(114)
Pension and other postretirement plans credit, net	8	7
Gain on disposal of an investment	-	40
Other (expenses) income, net	(1)	1
Income before income taxes	138	228
Income tax expense	(41)	(61)
Net income	97	167
Net loss attributable to noncontrolling interests	11	8
Net income attributable to Nexstar Media Group, Inc.	$108	$175

Net income per share available to common stockholders:
Basic	$3.41	$5.25
Diluted	$3.37	$5.16

Weighted average number of common shares outstanding:
Basic (in thousands)	30,532	33,449
Diluted (in thousands)	30,927	34,024

8	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Cash Flows

($ in millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$97	$167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	205	190
Stock-based compensation expense	18	18
Gain on disposal of an investment	-	(40)
Deferred income taxes	(16)	(12)
Payments for broadcast rights	(80)	(76)
Income from equity method investments, net	(8)	(19)
Distribution from equity method investments – return on capital	114	120
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2)	45
Prepaid and other current assets	(8)	(18)
Other noncurrent assets	3	(11)
Accounts payable	(16)	(114)
Accrued expenses and other current liabilities	(21)	(38)
Income tax payable	54	71
Other noncurrent liabilities	(13)	(10)
Other	10	3
Net cash provided by operating activities	337	276
Cash flows from investing activities:
Purchases of property and equipment	(35)	(44)
Payments for acquisitions	(22)	-
Proceeds from disposal of an investment	-	40
Other investing activities, net	(4)	-
Net cash used in investing activities	(61)	(4)
Cash flows from financing activities:
Proceeds from debt issuance, net of debt discounts	-	55
Repayments of long-term debt	(31)	(85)
Purchase of treasury stock	(75)	(111)
Common stock dividends paid	(57)	(57)
Contribution from redeemable noncontrolling interests	-	19
Other financing activities, net	(4)	(3)
Net cash used in financing activities	(167)	(182)
Net increase in cash and cash equivalents	109	90
Cash and cash equivalents at beginning of period	144	147
Cash and cash equivalents at end of period	$253	$237

9	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended March 31,
	2025	2024

Net income	$97	$167
Add (Less):
Transaction, other one-time and restructuring expenses(1)	-	1
Stock-based compensation expense	18	18
Depreciation and amortization expense	205	190
(Amortization) of broadcast rights expense	(88)	(69)
Amortization of basis difference of equity method investments	18	18
Interest expense, net	97	114
Pension and other postretirement plans (credit), net	(8)	(7)
Income tax expense	41	61
Gain on disposal of an investment	-	(40)
Other	1	(1)
Adjusted EBITDA	$381	$452

(1)
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.

10	• • • • • • • • • • • • • • • • • • • • • • • • • •

FIRST QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended March 31,
	2025	2024

Net cash provided by operating activities	$337	$276
Add (Less):
Capital expenditures	(35)	(44)
Free Cash Flow	$302	$232

Add (Less):
Transaction, other one-time and restructuring expenses(1)	-	1
Changes in operating assets and liabilities(2)	3	75
Changes in income tax payable(3)	54	71
Pension and other postretirement plans (credit), net	(8)	(7)
Payments for capitalized software obligations	(3)	(1)
Proceeds from disposal of assets and insurance recoveries	-	1
Cash contribution from redeemable noncontrolling interests	-	19
Other	-	(2)
Adjusted Free Cash Flow	$348	$389

(1)
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.
(2)
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions.
(3)
Includes changes in income tax payable to reflect all tax payments.

11	• • • • • • • • • • • • • • • • • • • • • • • • • •